                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec 240.14a-11(c) or sec 240.14a-12

                             DATA DIMENSIONS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                                                                            LOGO

                                 April 9, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Data Dimensions, Inc. which will be held at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington, 98004 on May 18, 1999 at 10:00 a.m. Pacific Daylight Savings Time. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     I am very pleased that in December 1998, Data Dimensions announced the appointment of Peter A. Allen as the Company's President and Chief Executive Officer. I will retain the position of Chairman of the Board.

     Mr. Allen was formerly Vice President and Chief Operating Officer of CSC Pinnacle Alliance, a business unit of Computer Sciences Corporation (CSC). During his nine years at CSC, Mr. Allen helped lead its Defense and Intelligence business units in the implementation of complex systems integration programs, technology investment strategies and corporate development. Mr. Allen will lead the development and implementation of operating strategies that further enhance the Company's value to its shareholders, clients and employees.

     1998 was a record year in revenues and profits for Data Dimensions. The challenges for 1999 are for the Company to continue its growth and expand its business focus. These are exciting and difficult challenges, but they are ones that can be met through excellence and execution. I am extremely happy about the Company's potential for the end of this century and into the next.

     As Chairman of the Board, I will continue to support the development of the Company as a global Information Technology solutions provider.

                                          Sincerely,

                                          Larry W. Martin

                             DATA DIMENSIONS, INC.
                       411 - 108TH AVENUE NE, SUITE 2100
                           BELLEVUE, WASHINGTON 98004

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 18, 1999

                            ------------------------

To the Stockholders of Data Dimensions, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DATA DIMENSIONS, INC. (the "Company"), a Delaware corporation, will be held at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004 on May 18, 1999 at 10:00 a.m. Pacific Daylight Savings Time. The purposes of the Annual Meeting will be:

     1. To elect one director to serve as the Class III director on the Company's Board of Directors for a three-year term;

     2. To approve an amendment to the Data Dimensions, Inc. 1997 Stock Option Plan to increase the aggregate number of shares of the Company's Common Stock that may be issued thereunder from one million (1,000,000) to two million, five hundred thousand (2,500,000) shares; and

     3. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 1999 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting. Management will present a review of the Company's operations for the year ended December 31, 1998, as well as its direction for 1999 and beyond. The Company's Proxy Statement is attached hereto. In addition, financial and other information concerning the Company is contained in the enclosed Annual Report to Stockholders for the fiscal year ended December 31, 1998. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. PROMPTLY SIGNING AND RETURNING YOUR PROXY CARD WILL HELP ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING AND WILL HELP AVOID ADDITIONAL PROXY SOLICITATION EXPENSE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          /s/ GORDON A. GARDINER
                                          GORDON A. GARDINER
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

Bellevue, Washington
April 9, 1999

                             DATA DIMENSIONS, INC.
                       411 - 108TH AVENUE NE, SUITE 2100
                           BELLEVUE, WASHINGTON 98004

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 18, 1999

                            ------------------------

SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement, the accompanying Annual Report to Stockholders, the attached Notice of Annual Meeting and the proxy card are being furnished to the stockholders of Data Dimensions, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004 on May 18, 1999, at 10:00 a.m., Pacific Daylight Savings Time, and any adjournment thereof. All expenses of the Company associated with this solicitation will be borne by the Company. The solicitation of proxies by mail may be followed by personal solicitation of certain stockholders by officers, directors or regular employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained ChaseMellon Shareholder Services ("ChaseMellon") to aid in the solicitation of proxies and has agreed to pay ChaseMellon approximately $7,500 for such services.

     The Board of Directors has designated the two persons named on the enclosed proxy card, Peter A. Allen and Gordon A. Gardiner, to serve as proxies in connection with the Annual Meeting. All properly executed proxy cards will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the specification so made. PROXY CARDS SUBMITTED WITHOUT SPECIFICATION WILL BE VOTED FOR PROPOSAL NO. 1 TO ELECT THE DIRECTOR NOMINEE AS A CLASS III DIRECTOR AND FOR PROPOSAL NO. 2 TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN.

     A stockholder may revoke a proxy prior to its execution by giving written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

     These proxy materials and the accompanying Annual Report to Stockholders are being mailed on or about April 9, 1999 to holders of record of the Company's Common Stock as of March 31, 1999. The principal executive office and mailing address of the Company is 411-108th Avenue NE, Suite 2100, Bellevue, Washington 98004.

VOTING AT THE MEETING

     In accordance with the Company's Second Amended and Restated Bylaws, the stock transfer records were compiled on March 31, 1999, the record date set by the Board of Directors for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On March 31, 1999, there were 13,641,463 shares of the Company's common stock, par value $.001 per share ("Common Stock"), outstanding and entitled to vote. These shares of Common Stock constitute the only class of securities entitled to notice of, and to vote at, the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. With respect to Proposal No. 1 (Election of the Director Nominee), brokers and other "street name" nominees, holding shares for the account of the beneficial owner of such shares, generally may vote the shares in their own discretion. In contrast, brokers and nominees generally do not have authority to vote for non-routine matters without securing voting instructions with respect to such matters from the beneficial owners of such stock. A broker or nominee who does not receive instructions from the beneficial owner with respect to such non-routine matters, nevertheless may vote the proxy with respect to a routine matter, such as the election of directors. Such proxies are considered to be voted only with respect to the routine matter, but not with respect to the non-routine matter (commonly referred to as "Broker Non-Votes"). For purposes of determining the existence of a quorum, abstentions from voting identified as such on the proxy card and Broker Non-Votes are treated as present at the Annual Meeting. With respect to tabulating the vote necessary for shareholder action on each of the Proposals at the Annual Meeting, abstentions and Broker Non-Votes will have no effect on the votes. If a quorum is present at the Annual Meeting, the nominee for the director position who receives the greatest number of votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected. Approval of the proposed amendment to the Company's 1997 Stock Option Plan will require a majority of votes cast by such shareholders to be voted in favor of Proposal No. 2.

                                PROPOSAL NO. 1:

                          ELECTION OF DIRECTOR NOMINEE

     In accordance with the Company's Certificate of Incorporation and Second Amended and Restated Bylaws, the Board of Directors may consist of no less than three and no more than 15 directors, the specific number to be determined by resolution adopted by the Board of Directors. The size of the Board is currently set at five persons, and the Board of Directors is divided into three classes with staggered three-year terms. Class I and Class II each consists of two directors, and Class III consists of one director, Mr. Thomas W. Fife, who will be nominated for election at the Annual Meeting.

     The Class I directors, Peter A. Allen and Lucie J. Fjeldstad, have been elected to a term that expires in the year 2000. The Class II directors, Larry
W. Martin and Robert T. Knight, have been elected to a term that expires in the year 2001.

NOMINEE FOR DIRECTOR

     Certain information concerning Mr. Thomas W. Fife is set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MR. FIFE. Shares represented by proxies will be voted for the election of the person named below unless authority has been withheld in the proxy. The nominee has consented to serve as a director and the Board of Directors has no reason to believe that the nominee will be unable to so serve. In the event of the death or unavailability of the nominee, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than one nominee.

     Thomas W. Fife has been a Director of the Company since June 1995. Mr. Fife also is the co-founder and former Chief Executive Officer and Chairman of the Board of VoiceCom Systems, Inc., a provider of enhanced voice-processing services. Mr. Fife was Chief Executive Officer of VoiceCom Systems, Inc. from 1984 through 1993, was re-elected Chief Executive Officer in June 1996, and served as Chairman of its Board of Directors from June 1993 until acquisition of the company by Premiere Technologies, Inc. in September 1997.

                                PROPOSAL NO. 2:

        APPROVAL OF THE PROPOSED AMENDMENT TO THE 1997 STOCK OPTION PLAN

     The Board of Directors of the Company proposes that the shareholders approve an amendment to the 1997 Stock Option Plan (the "1997 Plan") to increase by one million, five hundred thousand (1,500,000) the number of shares reserved for issuance thereunder. The 1997 Plan was first adopted and approved by the Company's Board of Directors on March 25, 1997 and subsequently approved by the Company's stockholders on May 20, 1997. The 1997 Plan originally reserved one million (1,000,000) shares of the Company's Common Stock for issuance thereunder. Of these, 128,650 shares remained available for issuance as of the Company's latest fiscal year-end. The 1997 Plan is the successor to the Company's 1988 Incentive Stock Option Plan and the 1988 Non-Statutory Stock Option Plan, both of which terminated on March 14, 1998. The purpose of the 1997 Plan is to enhance the Company's ability to attract and retain employees, officers, directors and consultants by affording them the opportunity to own stock in the Company. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1997 PLAN.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 5, 1999, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each director and the director nominee, (ii) the current and former Chief Executive Officer, (iii) the "Named Executive Officers" (as defined herein under "Executive Compensation") other than the current and former Chief Executive Officer, and (iv) all executive officers and directors as a group. As of March 5, 1999 the Company knows of no person, entity or group that beneficially owns 5% or more of the Company's Common Stock except as listed below.

                                                                    COMMON STOCK
                                                              -------------------------
                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT OF
                                                              OWNERSHIP(1)    CLASS(2)
                                                              ------------   ----------
            NAME AND ADDRESS OF BENEFICIAL OWNER
DIRECTORS
Larry W. Martin(3)..........................................   1,986,521       14.56%
411-108th Avenue NE, Suite 2100
Bellevue, Washington 98004
Peter A. Allen..............................................       5,000           *
Thomas W. Fife(4)...........................................       8,742           *
Lucie J. Fjeldstad(5).......................................       9,000           *
Robert T. Knight(6).........................................      18,150           *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Gordon A. Gardiner(7).......................................      41,300           *
Thomas R. Clark(8)..........................................      38,500           *
Joseph Menchaca(9)..........................................      37,500           *
Eugene M. Stabile...........................................     539,892        3.96%

ALL DIRECTORS, EXECUTIVE OFFICERS AND THE DIRECTOR NOMINEE,
AS A GROUP (12 persons)(10).................................   2,690,855       19.54%

---------------
 *   Less than one percent

 (1) According to the rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if (s)he has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or otherwise. Except as otherwise indicated, the stockholders identified in this table have sole voting and investment power with regard to the shares shown as beneficially owned by them. Shares of Common Stock subject to options or warrants exercisable on or before May 4, 1999 ("Vested Options") are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

 (2) Based on 13,641,463 shares of common stock issued and outstanding as of March 5, 1999.

 (3) Includes 9,000 shares held by Mr. Martin's spouse.

 (4) Includes 750 vested options.

 (5) Includes 4,000 Vested Options.

 (6) Includes 6,150 Vested Options.

 (7) Includes 37,500 Vested Options.

 (8) Includes 37,500 Vested Options; Mr. Clark ceased to be an employee of the Company effective March 19, 1999.

 (9) Includes 37,500 Vested Options; Mr. Menchaca ceased to be an employee of the Company effective April 9, 1999.

(10) Includes 129,650 Vested Options, including those held by Messrs. Clark and Menchaca.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table identifies the current directors and executive officers of the Company, the positions that they hold, and the year in which they began serving in their respective capacities. Officers of the Company are elected by the Board of Directors immediately following each Annual Meeting of the Company's stockholders to hold office until their successors are elected and qualified.

                                                                                    POSITION HELD
       NAME         AGE               CURRENT POSITION(S) WITH COMPANY                  SINCE
       ----         ---               --------------------------------              -------------
Larry W. Martin     62    Chairman of the Board                                         1996
                          Director (Class II, expires 2001)                             1990
Thomas W. Fife      73    Director (Class III, expires 1999)                            1995
Lucie J. Fjeldstad  54    Director (Class I, expires 2000)                              1997
Robert T. Knight    61    Director (Class II, expires 2001)                             1996
Peter A. Allen      38    President, Chief Executive Officer, and Director              1998
                          (Class I, expires 2000)
Gordon A. Gardiner  42    Executive Vice President, Finance & Administration,           1997
                          Chief Financial Officer, Secretary
John W. Cramer      54    Executive Vice President, International Services              1998
Timothy P. Hicks    44    Executive Vice President, Marketing                           1998
Eugene M. Stabile   58    President, Data Dimensions Information Services, Inc.         1997
Diana K. Wong       47    Executive Vice President, Human Resources                     1998

-------------------------
For information on the business background of Mr. Fife, see "Nominee For Director" above.

     Larry W. Martin has served as Chief Executive Officer and President of the Company since 1990 and as Chairman of the Board since 1996. Prior to joining the Company, Mr. Martin was Vice President of Marketing for Manager Software Products, Inc. from 1989 and, before that, served as President and Chief Executive Officer of MicroMain Software, Inc. from 1987 to 1989.

     Lucie J. Fjeldstad was elected to the Board of Directors in September 1997. Ms. Fjeldstad is President of Data Channel, a software development company, a position she has held since October 1998. Formerly, from August 1997 until October 1998 and from May 1993 until January 1995, Ms. Fjeldstad served as President of Fjeldstad International, a management-consulting firm. Prior to starting a consulting firm, Ms. Fjeldstad was a Corporate Vice President at IBM Corporation. From January 1995 until August 1997, she was President, Video Division, of Tektronix Incorporated. Ms. Fjeldstad also serves as a Director of Entergy Corporation and is a member of the Board of Regents of Santa Clara University.

     Robert T. Knight was elected as a director in November 1996. Mr. Knight is President of Technology Venture Services, a consulting firm located in Santa Barbara, California. From January 1991 until February 1995, Mr. Knight was Chairman and Chief Executive Officer of Digital Sound Corporation, a telecommunications software company located in Carpinteria, California. Prior to joining Digital Sound, he was a Corporate Vice President at Computer Sciences Corporation and Senior Vice President and corporate officer of Xerox Corporation. Mr. Knight is a member of the Board of Directors of PictureTel Corporation. In addition to these corporate boards, he serves as a trustee of the University of California at Santa Barbara Foundation, and is Chairman of its Engineering Advisory Committee.

     Peter A. Allen was elected Chief Executive Officer, President and Director of the Company in December 1998. Prior to joining the Company, Mr. Allen was Vice President and Chief Operating Officer of CSC Pinnacle Alliance, a business unit of Computer Sciences Corporation. Since 1990, Mr. Allen also served as Vice President, Consulting, Outsourcing, and Systems Integration with Computer Sciences Corporation.

     Gordon A. Gardiner has been an officer of the Company since December 1997. From January 1997 to November 1997, Mr. Gardiner was Chief Financial Officer of Intermind Corporation, a Seattle-based company involved in the development of Internet software technology. Mr. Gardiner also served as President of Intermind Corporation from September 1997 to November 1997. From January 1996 to January 1997,

Mr. Gardiner served as Vice President of Burrill & Craves, a private merchant bank headquartered in San Francisco. From 1980 to 1995, Mr. Gardiner was employed in a variety of positions with J.P. Morgan & Company.

     John W. Cramer joined the Company in August 1997 to head the Company's international services division. On March 30, 1998, Mr. Cramer was elected Executive Vice President, International Services. From 1995 until joining the Company, Mr. Cramer was employed by AT&T Tridom as Managing Director, Europe, Middle East, Africa and CIS. During 1993 and 1994, Mr. Cramer was employed by OMS, Inc. as Vice President, Worldwide Marketing and U.S. & Latin American Sales.

     Timothy P. Hicks joined the Company in September 1998 as Executive Vice President, Marketing. Prior to joining the Company, Mr. Hicks was a principal with Pacific Asia Research from 1995 to 1998. From 1992 until 1995, Mr. Hicks was a Director of Strategic and Business Planning for NCR Company.

     Eugene M. Stabile is the President of Data Dimensions Information Services, Inc., a wholly owned subsidiary of the Company, formerly named Pyramid Information Services, Inc. ("Pyramid"). The acquisition of Pyramid by the Company was completed in November 1997. Mr. Stabile was the co-founder and sole shareholder of Pyramid, a Los Angeles-based company providing computer processing and management services. Mr. Stabile served as Vice President of Pyramid from 1981 to 1994 and as President from 1994 until completion of the acquisition.

     Diana K. Wong joined the Company as Executive Vice President of Human Resources in November 1998. Since 1993, Ms. Wong served as Vice President of Human Resources for AT&T Wireless Corporation (formerly McCaw Cellular, Inc.).

     Officers serve at the discretion of the Company's Board of Directors. No family relationship exists among any directors or executive officers of the Company or the nominee for election to the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's current and former Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year, (hereafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                               ANNUAL COMPENSATION                    AWARDS
                                  ----------------------------------------------    SECURITIES
                                                                  OTHER ANNUAL      UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)   COMPENSATION($)     OPTIONS(#)    COMPENSATION($)
--------------------------------  ----   ---------   --------   ----------------   ------------   ----------------
Larry W. Martin                   1998   $297,187    $118,584       $     0                0                0
  Chairman of the Board(1)        1997    200,000     400,000        12,281                0                0
                                  1996    406,057     207,000         4,976                0                0
Peter A. Allen                    1998     18,846      92,000             0          400,000                0
  Chief Executive Officer,        1997         --          --            --               --               --
  President(2)                    1996         --          --            --               --               --
Gordon A. Gardiner                1998    200,000      28,125             0                0                0
  Executive Vice President,       1997     17,692           0             0          150,000                0
  Chief Financial Officer(3)      1996         --          --            --               --               --
Joseph Menchaca                   1998    164,423      37,188             0          150,000                0
  Executive Vice President,       1997         --          --            --               --               --
  Knowledge Consulting(4)         1996         --          --            --               --               --
Thomas R. Clark                   1998    190,000           0             0                0           $1,250
  Executive Vice President,       1997     16,808           0             0          150,000                0
  Knowledge Transfer(5)           1996         --          --            --               --               --
Eugene M. Stabile                 1998    160,000           0             0                0                0
  President, Data Dimensions      1997     22,770           0             0                0                0
  Information Services, Inc.(6)   1996         --          --            --               --               --

---------------
(1) Mr. Martin served as Chairman of the Board, Chief Executive Officer and President of the Company until December 1998, at which time he relinquished the offices of President and Chief Executive Officer. The amounts reflected in the Summary Compensation Table for Mr. Martin reflect sums paid to him in 1998 for services rendered in all capacities. Effective March 26, 1998, Mr. Martin's base compensation as Chief Executive Officer and President was set by the Board at $300,000 per year.

(2) Mr. Allen was elected Chief Executive Officer and President of the Company effective December 7, 1998. His annualized salary is $350,000. Pursuant to his employment agreement, Mr. Allen received a one-time signing bonus of $92,000, payable in 1999.

(3) Mr. Gardiner's employment with the Company commenced in December 1997. His annualized salary is $200,000.

(4) Mr. Menchaca's employment with the Company commenced in March 1998 and terminated April 9, 1999. His annualized salary was $225,000.

(5) Mr. Clark's employment with the Company commenced in December 1997 and terminated in March 1999. His annualized salary was $190,000. Compensation reported under "All Other Compensation" for 1998 represents a one-time referral bonus awarded to Mr. Clark.

(6) Mr. Stabile's employment with the Company commenced in November 1997 when the Company acquired as a wholly owned subsidiary Data Dimensions Information Services, Inc. of which Mr. Stabile serves as President. Mr. Stabile's annualized compensation is $160,000.

     The following table sets forth all individual grants of stock options made by the Company during the fiscal year ended December 31, 1998 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                       INDIVIDUAL GRANTS                             ANNUAL RATES OF STOCK
                              -------------------------------------------------------------------   PRICE APPRECIATION FOR
                                                     PERCENT OF TOTAL                                  FIVE YEAR OPTION
                              NUMBER OF SECURITIES    OPTIONS GRANTED    EXERCISE OR                        TERM(3)
                               UNDERLYING OPTIONS      TO EMPLOYEES      BASE PRICE    EXPIRATION   -----------------------
            NAME                   GRANTED(1)        IN FISCAL YEAR(2)    ($/SHARE)       DATE         5%           10%
            ----              --------------------   -----------------   -----------   ----------   ---------   -----------
Larry W. Martin.............             --                   --                --            --          --            --
Peter A. Allen(4)...........        137,500                13.98%          $ 13.25      12/07/04    $619,612    $1,405,688
                                     87,500                 8.90%          $ 13.25      12/07/05    $471,982    $1,099,919
                                     87,500                 8.90%          $ 13.25      12/07/06    $553,550    $1,325,848
                                     87,500                 8.90%          $ 13.25      12/07/07    $639,196    $1,574,371
Gordon A. Gardiner..........             --                   --                --            --          --            --
Joseph Menchaca.............         37,500                 3.81%          $13.125       3/30/04    $167,391    $  379,753
                                     37,500                 3.81%          $13.125       3/30/05    $200,370    $  466,947
                                     37,500                 3.81%          $13.125       3/30/06    $234,998    $  562,860
                                     37,500                 3.81%          $13.125       3/30/07    $271,357    $  668,365
Thomas R. Clark.............             --                   --                --            --          --            --
Eugene M. Stabile...........             --                   --                --            --          --            --

---------------
(1) Generally, options granted pursuant to the Company's 1997 Stock Option Plan vest in equal installments over the four-year period following the option grant. Upon the occurrence of certain "Corporate Transactions" (as defined in the 1997 Plan Summary contained in this Proxy Statement), all options granted under the 1997 Plan will become immediately exercisable without regard to any contingent vesting provision.

(2) Based on stock options representing an aggregate of 990,065 shares of Common Stock granted to employees during the fiscal year ended December 31, 1998 of which 400,000 were granted outside of the Company's 1997 Stock Option Plan as a one-time grant to Mr. Allen incident to his employment with the Company.

(3) These assumed rates of appreciation are provided in order to comply with the requirements of the Securities and Exchange Commission and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

(4) Mr. Allen was granted an option to acquire 350,000 shares of the Company's Common Stock which vests in equal installments over the four-year period following the option grant. In addition, Mr. Allen received an option to acquire 50,000 shares of the Company's Common Stock that fully vests upon the first anniversary of the option grant. Notwithstanding such contingent vesting provisions, Mr. Allen's options are subject to the same acceleration provisions upon the occurrence of certain "Corporate Transactions" (as defined in the 1997 Plan Summary contained in this Proxy Statement) as option grants under the 1997 Plan.

     The following table sets forth information, on an aggregated basis, concerning each exercise of stock options during the fiscal year ended December 31, 1998 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                    NUMBER OF
                                                                   SECURITIES                   VALUE OF
                                                                   UNDERLYING                  UNEXERCISED
                                                                   UNEXERCISED                IN-THE-MONEY
                                                 VALUE             OPTIONS AT                  OPTIONS AT
                             SHARES ACQUIRED    REALIZED           FY-END (#)                 FY-END ($)(2)
           NAME              ON EXERCISE (#)     ($)(1)     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              ---------------   ----------   -------------------------   -------------------------
Larry W. Martin............    260,000         $3,653,814                  0 / 0                 $0 / $0
Peter A. Allen.............      --                --                0 / 400,000                 $0 / $0
Gordon A. Gardiner.........      --                --           37,500 / 112,500                 $0 / $0
Thomas R. Clark............      --                --           37,500 / 112,500                 $0 / $0
Joseph Menchaca............      --                --           37,500 / 112,500                 $0 / $0
Eugene M. Stabile..........      --                --                      0 / 0                 $0 / $0

---------------
(1) Market value of the underlying securities at exercise date minus exercise price of the options.

(2) The closing price of the Company's stock as of its fiscal year-end was $8.563. The exercise price of all options held by the Named Executive Officers set forth in the table exceeds the market value of the underlying shares.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL ARRANGEMENTS

     As an incentive to Mr. Martin to remain an employee of the Company throughout 1999 and to remain available to consult with and advise the Chief Executive Officer and other members of Management, the Board has approved a compensation package pursuant to which Mr. Martin received in January 1999 a bonus of $150,000, subject to repayment if Mr. Martin resigns as an employee prior to December 31, 1999. In addition, Mr. Martin will receive $350,000 compensation payable according to the Company's normal payroll schedule in fiscal year 1999.

     In connection with Mr. Allen's employment in December 1998 as Chief Executive Officer and President, the Company entered into an agreement with Mr. Allen pursuant to which he is entitled to base salary and certain bonuses, as reported in the Executive Compensation Table. In addition, pursuant to the terms of the Agreement, Mr. Allen was granted options as disclosed in the Option Grant Table. Under the terms of his agreement, Mr. Allen is entitled to use a leased automobile for the duration of his employment. The agreement also provides that, if Mr. Allen is terminated without cause, he is entitled to twelve months severance pay.

     In connection with Mr. Gardiner's employment in December 1997 as Chief Financial Officer and Executive Vice President, the Company entered into an agreement with Mr. Gardiner under which he is entitled to severance pay equal to six months salary in the event the Company terminates his employment other than for cause. The agreement also provides that Mr. Gardiner's stock options will remain exercisable for six months in the event of such termination other than for cause. In the event of a change of control of the Company, Mr. Gardiner's salary and benefits will continue for six months and his stock options will fully vest.

     In connection with Mr. Clark's employment in December 1997 as Executive Vice President, Knowledge Transfer, the Company entered into an agreement with Mr. Clark under which he was entitled to severance pay equal to six months salary in the event the Company terminated his employment other than for cause. The agreement also provided that Mr. Clark's stock options would fully vest and remain exercisable for six months in the event of such termination other than for cause. Mr. Clark ceased to be an employee of the Company on March 19, 1999.

     In connection with Mr. Menchaca's employment in March 1998 as Executive Vice President, Knowledge Consulting, the Company entered into an agreement with Mr. Menchaca pursuant to which he was entitled to receive a base salary and bonuses based on the achievement of annual performance targets. Under this agreement, Mr. Menchaca was also granted options as disclosed in the Option Grant Table. Mr. Menchaca ceased to be an employee of the Company on April 9, 1999.

     In connection with the acquisition of Pyramid Information Services, Inc. in November 1997, Data Dimensions Information Services, Inc. entered into an Employment and Non-Competition Agreement with Mr. Stabile under which he is entitled to severance benefits available to similarly situated employees in the event his employment is terminated.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held ten meetings and took action pursuant to three unanimous written consents during the year-ended December 31, 1998.

     During 1998, the members of the Compensation Committee were Mr. Fife, Ms. Fjeldstad and Mr. Knight. The Compensation Committee is responsible for setting the compensation of the Chief Executive Officer and Chairman of the Board and consults with the Chief Executive Officer regarding the compensation of other corporate officers. The Compensation Committee, which also serves as the Administrative Committee for the Company's 1988 and 1997 Stock Option Plans, held four meetings and took action pursuant to five unanimous written consents during 1998. During 1998 the members of the Audit Committee were Ms. Fjeldstad, Mr. Fife and Mr. Knight. The Audit Committee met once during 1998. The Board of Directors does not have a nominating committee. All directors attended all meetings of the Board and the respective Committees on which they serve.

                             DIRECTOR COMPENSATION

     The Company pays no additional remuneration to employees of the Company who serve as directors. All directors are entitled to reimbursement for expenses incurred in traveling to and from meetings of the Company's Board of Directors. Effective May 20, 1997, the Board of Directors adopted the following compensation plan for non-employee directors ("Eligible Directors"): (a) upon first joining the Board, the Eligible Director is granted a stock option exercisable for 10,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the stock on the date of grant; (b) on each anniversary of an Eligible Director's election to the Board, the Director is granted a stock option exercisable for 3,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the stock on the date of grant; such options are exercisable as to twenty-five percent (25%) of the shares one year after the date of grant and as to an additional twenty-five percent (25%) on each of the second, third and fourth anniversaries of the date of grant; such options are exercisable until the earlier of ten (10) years from the date of grant or ninety (90) days after the date on which the grantee is no longer serving as a Director of the Company; (c) Eligible Directors receive an annual cash retainer in the amount of $15,000 for service as a Director, and $1,000 for each board meeting and committee meeting attended for which an agenda has been prepared and which has a duration of one hour or more.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION*

     The Board of Directors of the Company (the "Board") has delegated to the Compensation Committee of the Board (the "Committee") the authority to establish and administer the Company's compensation programs. The Compensation Committee is comprised of three non-employee directors: Thomas W. Fife, Robert T. Knight and Lucie J. Fjeldstad. The Committee is responsible for: 1) determining the most effective overall executive compensation strategy based upon the business needs of the Company and consistent with shareholders' interests; 2) administering the Company's executive compensation programs and policies; 3) monitoring corporate performance and its relationship to compensation of executive officers; and 4) reviewing and making appropriate changes to executive officers' compensation as recommended by the Company's Chief Executive Officer.

COMPENSATION PHILOSOPHY

     The policies of the Committee with respect to executive officers, including the Chief Executive Officer, are to enable it to attract and retain talented executives and to reward them appropriately. The Committee attempts to determine the total level of compensation, as well as the appropriate mix of base salary, annual incentives and long-term incentives. In determining compensation, consideration is given both to overall Company performance and to individual performance, taking into account the contributions made by the executive toward improving Company performance. Consideration is also given to the executive's position, location, and level of responsibility in the structure of the Company and the job performance of the executive in planning, providing direction for, and implementing the Company's strategy. There is no singular objective formula by which compensation is determined and the decisions are ultimately largely subjective.

     These policies are implemented using a mix of the following key elements:
1) the Company pays base salaries that are generally competitive with other leading information technology ("IT") services companies with which the Company competes for talent. To ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, the Company regularly compares its salaries with those of its competitors and sets salary parameters based on this review; 2) the Company pays cash bonuses based on the achievement of specific operating goals and high levels of performance; and 3) the Company provides significant equity-based incentives pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan") to ensure that the Company's executive officers and key employees are motivated to achieve the Company's long-term goals. Stock incentive awards under the 1997 Plan produce value to executives only if the price of the Company's stock appreciates, thereby directly aligning the interests of executives with those of shareholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The same procedures, as described above, that are used in reviewing and approving executive officers' compensation are also applied in establishing the base salary, bonus and equity incentive awards for the Company's Chief Executive Officer.

     Larry W. Martin served as President, Chief Executive Officer and Chairman of the Company until December 1998, at which time Peter A. Allen was named as President and Chief Executive Officer. Mr. Martin remains Chairman.

     Mr. Martin received a base salary of $300,000 during 1998 with an opportunity to earn $300,000 of annual incentive bonus. Payments under the annual incentive bonus plan amounted to $118,584 during 1998.

---------------

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

     Mr. Allen joined the Company on December 7, 1998 under terms of an employment agreement that provides an annual base salary of $350,000. In 1999, Mr. Allen is entitled to an annual incentive bonus up to a maximum of 100% of his annual base salary based on achieving certain operating goals. In 1998, no payments were made to Mr. Allen under the annual incentive bonus. Under the Company's executive compensation program, total compensation mix for senior executives emphasizes long-term rewards in the form of stock options. As part of Mr. Allen's employment with the Company, the Committee approved the grant to Mr. Allen of options to purchase 350,000 shares of Common Stock at an exercise price of $13.25 per share. These options vest over four years. In addition, Mr. Allen received a one-time option grant to purchase 50,000 shares of Common Stock at an exercise price of $13.25 per share that vests on the first anniversary of the grant. In determining the grant to Mr. Allen, the Committee reviewed the stock option grants to chief executive officers of other comparable IT services companies in connection with their employment services.

                                          Respectfully submitted,

                                          Thomas W. Fife
                                          Lucie J. Fjeldstad
                                          Robert T. Knight

                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock for the periods indicated with the performance of the Russell 2000 Index and the NASDAQ Computer Programming, Data Processing and Other Computer Related Services Index (SIC Codes 7370-7379). The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of any dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                                                                             NASDAQ COMPUTER
                                                     DATA DIMENSIONS              RUSSELL 2000                   RELATED
                                                     ---------------              ------------               ---------------
'1993'                                                    100.00                     100.00                      100.00
'1994'                                                    480.65                      98.18                      123.57
'1995'                                                   1250.00                     126.10                      186.91
'1996'                                                   7634.41                     146.90                      233.49
'1997'                                                  11129.00                     179.75                      284.81
'1998'                                                   5524.19                     175.17                      524.36

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1998, Mr. Martin's son, who is employed by the Company in a sales management position, earned salary and commissions in the amount of $88,027.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock ("ten percent stockholders"), to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 1998, the Company's officers, directors and ten percent stockholders complied with all applicable
Section 16(a) filing requirements, except as follows: (1) due to clerical error, Mr. Gordon A. Gardiner and Mr. Thomas R. Clark each filed one Form 4 late, even though such filing was timely prepared and delivered to the Company by the respective officer; (2) Ms. Lucie J. Fjeldstad reported an open market acquisition at year end on her annual Form 5 filing instead of concurrently at the time of the purchase; (3) the Company filed one late Form 4 on behalf of Mr. Fife reporting the exercise of certain options, even though Mr. Fife timely notified the Company of his intent to exercise such options. All late reports have been currently filed.

                       SUMMARY OF 1997 STOCK OPTION PLAN

     The following description of the 1997 Stock Option Plan (the "1997 Plan") does not purport to be complete and is qualified in its entirety by reference to the 1997 Plan, a copy of which has been filed as an exhibit to the Company's 1996 Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on March 27, 1997. A copy of the 1997 Plan may be obtained by sending a written request to the Company's Investor Relations Department at the address shown on the last page of this Proxy Statement.

     GENERAL. The principal purposes of the 1997 Plan are to secure for the Company the advantages of the incentive inherent in stock ownership on the part of employees, officers, directors, and consultants responsible for the continued success of the Company and to create in such individuals a proprietary interest in, and a greater concern for, the welfare of the Company through the grant of options to acquire shares of the common stock of the Company. The 1997 Plan is intended to benefit stockholders by enabling the Company to attract and retain personnel of the highest caliber by offering to them an opportunity to share in any increase in the value of the common stock to which such personnel have contributed.

     STOCK SUBJECT TO THE PLAN. Subject to adjustment from time to time as provided in the Plan, up to one million (1,000,000) shares of the Company's Common Stock are currently authorized for issuance pursuant to option grants under the Plan, of which 128,650 shares remain available for future option grants as of the Company's latest fiscal year-end. If the proposed amendment is approved by the stockholders, the number of shares of Common Stock available for issuance under the Plan will be increased by one million five hundred thousand (1,500,000) shares for a total aggregate of two million five hundred thousand (2,500,000) shares. Shares issued pursuant to the Plan will be drawn from authorized but unissued shares.

     Subject to adjustment from time to time as provided in the Plan, not more than 100,000 shares of Company Common Stock may be made subject to grants under the Plan to any one individual in the aggregate in any one year, except that the Company may make additional one-time grants of up to 50,000 shares to any newly hired individual, such limitation to be applied consistently with the requirements of, and only to the extent required for compliance with, certain provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Shares of Company Common Stock that cease to be subject to an option award, including, without limitation, in connection with the cancellation of an option and the grant of a replacement option, will be available for issuance in connection with future grants of options under the Plan.

     ELIGIBILITY TO RECEIVE OPTIONS. Awards of options may be granted under the 1997 Plan to those officers, directors and employees of the Company and its subsidiaries as the Plan Administrator from time to time selects. Awards of non-qualified stock options may also be made to consultants who provide services to the Company and its subsidiaries.

     TERMS AND CONDITIONS OF STOCK OPTION GRANTS. Options granted under the 1997 Plan may be Incentive Stock Options (ISO's) or Non-Qualified Stock Options (NSO's). The per share option price for each option granted under the 1997 Plan is determined by the Plan Administrator, but may not be less than 100% of the fair market value of a share of Company Common Stock on the date of grant. For purposes of the 1997 Plan, so long as the stock is traded on the NASDAQ National Market System, "fair market value" means the closing price as reported by the NASDAQ National Market System as of the last trading day for which prices are available prior to the date of grant.

     The exercise price for shares purchased under options may be paid in cash or by check or, in the Plan Administrator's discretion, a combination of cash, check, shares of Company Common Stock which have been held for at least six months, a promissory note, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, or such other consideration as the Plan Administrator may permit. The Company may require the optionee to pay any applicable withholding taxes that the Company is required to withhold with respect to the grant or exercise of any option. The withholding tax may be paid in cash or, subject to applicable law, the Plan Administrator may permit the optionee to satisfy such obligations by the withholding or delivery of Company Common Stock.

     The Plan Administrator will fix the option term, and each option will be exercisable pursuant to a vesting schedule determined by the Plan Administrator. If not otherwise established by the Plan Administrator, options generally will be exercisable for one year after termination of services as a result of retirement, early retirement at the Company's request, disability or death and for three months after all other terminations.

     TRANSFERABILITY. The 1997 Plan allows the Plan Administrator in its discretion to allow the optionee the right to transfer NSO's to certain family members, family trusts and family partnerships. Except as expressly provided in the 1997 Plan, options are not transferable.

     ADJUSTMENT OF AWARDS. In the event of a recapitalization, stock split, stock dividend or other material alteration in the capital structure of the Company, the Plan Administrator has the discretion to take such further action as it deems appropriate and equitable which may include (without limitation) changing the number or kind of shares covered by options, or changing the option price per share provided that the aggregate price applicable to the unexercised portion of existing options shall not be altered. In the event appropriate adjustments are not determined to be feasible, the material alteration in capitalization shall be deemed a terminating event as described below.

     CORPORATE TRANSACTIONS. In the event of a material change in capital structure that is not deemed subject to adjustment as set forth above, or in the event of a liquidation or dissolution of the Company or a sale or transfer of all or substantially all of its assets, or a merger or consolidation which results in the shareholders holding less than a majority of stock in the surviving corporation, all options will become immediately exercisable without regard to any contingent vesting provision.

     ADMINISTRATION. The 1997 Plan may be administered by the Company's Board of Directors or a committee or committees appointed by, and consisting of one or more members of, the Company's Board of Directors. The Board of Directors may delegate the responsibility for administering the 1997 Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members will serve for such terms as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the 1997 Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act will comply with the requirements of Rule 16b-3 under the Exchange Act, or any successor provision. and Section 162(m) of the Code.

     AMENDMENT AND TERMINATION. The 1997 Plan may be suspended or terminated by the Board of Directors or by the stockholders at any time. The Board of Directors may amend the 1997 Plan, as it deems advisable; however, to the extent required for compliance with Section 422 of the Code, stockholder approval is required for any amendment that will (a) increase the total number of shares as to which options may be granted under the 1997 Plan, (b) modify the class of persons eligible to receive options, or (c) otherwise require shareholder approval under applicable law or regulation. No ISO's may be granted under the 1997 Plan more than ten (10) years after the date the 1997 Plan is adopted by the Board of Directors.

    BENEFITS TO BE AWARDED IN 1999 UNDER THE PROPOSED AMENDMENT OF THE PLAN

     Non-employee directors receive an automatic option grant for 10,000 shares of the Company's Common Stock upon their election to the Board and 3,000 shares on each anniversary thereafter. In 1998, the Company's three non-employee directors were awarded, in the aggregate, a total of 9,000 option shares. If the stockholders approve the proposed amendment, it is anticipated that they will receive a total of 9,000 option shares under the 1997 Plan during fiscal year 1999. Other than these non-employee director awards, option grants under the 1997 Plan to employees and consultants are discretionary, and therefore awards under the 1997 Plan during fiscal 1999 are not presently determinable. For purposes of comparison with options awarded in 1998, see "Executive
Compensation -- Option Grants in Last Fiscal Year" which presents information about awards made under the 1997 Plan to the Named Executive Officers (as defined under "Executive Compensation"). In addition to the Named Executive Officers, approximately 122 non-executive employees received awards under the 1997 Plan in 1998 totaling 294,400 shares. Executive officers as a group (9 persons) received option awards in 1998 totaling 280,000 shares under the 1997 Plan and 400,000 shares outside of any plan. As of February 28, 1999, the Company employed 843 full-time employees. Subject to approval by the stockholders of the proposed amendment to the 1997 Plan, it is anticipated that the total number of persons receiving awards in 1999 under the 1997 Plan may be greater as the result of the continued growth of the Company's workforce. On March 31, 1999, the closing price of the Company Common Stock as reported by the NASDAQ National Market System was $4.625 per share.

           FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 1997 PLAN

     The following is a summary of the U.S. federal income tax consequences to the Company and optionees of options awarded under the 1997 Plan based on the federal income tax laws in effect on the date of the filing of this Proxy Statement. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or the provision of any income tax laws of any municipality, state or foreign country in which an optionee may reside.

     Non-Statutory Stock Options. With respect to NSO's: (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price paid for the shares and the Company is entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any subsequent appreciation or depreciation in the value of the shares is treated as long-term or short-term capital gain or loss. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required.

     Incentive Stock Options. No income is recognized by the optionee upon the grant or exercise of an ISO (unless the alternative minimum tax rules apply). If the optionee holds the shares acquired upon exercise of an ISO ("ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, then (i) upon the resale of such shares, the difference between the amount realized on sale and the option exercise price will be long-term or short-term capital gain or loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

     If the ISO Shares is disposed of before the expiration of either holding period described above (a "disqualifying disposition"), generally (i) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company will be entitled to a tax deduction in the same amount.

     Alternative Minimum Tax. The exercise of an ISO granted under the 1997 Plan might subject the optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. In computing alternative minimum taxable income, shares acquired upon exercise of an ISO ("ISO Shares") are treated as if they had been acquired by the optionee pursuant to an NSO. See "Non-Statutory Stock Options," above.

     If a disqualifying disposition of ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares on the date of exercise over the amount paid for the ISO Shares.

     If an optionee pays AMT in excess of his or her regular tax liability, the amount of such AMT relating to ISO Shares may be carried forward as a credit against any subsequent years' regular tax in excess of the AMT.

  MISCELLANEOUS

     The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum rate of 20%. In order to receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

     Payment for option shares may in some cases be made by delivering shares of the Company's Common Stock or by certain other methods if at the time of grant the optionee's agreement so provides. If an optionee makes payment of the option price other than by cash or check, special rules would apply.

     Section 162(m) of the Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that is paid by the Company to its president and to its four most highly compensated officers (other than the president) as determined at the end of the Company's tax year.
Section 162(m) and the regulations thereunder provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is "qualified performance-based compensation" within the meaning of the regulations. The 1997 Plan generally is intended to satisfy the requirements set forth in the regulations with respect to "qualified performance-based compensation" with respect to options awarded under the 1997 Plan.

     A transfer of an NSO option to a family member generally will be treated as a completed gift on the later of (i) the transfer or (ii) the time the option vests. The exercise of the option by the family member will result in the recognition of ordinary income by the optionee (and not the family member) as described under "Non-Statutory Stock Options," above. The family member's basis in the shares acquired upon exercise will be the fair market value of the shares on the date of exercise.

     The 1997 Plan is not qualified under Section 401 of the Code. In addition, the 1997 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the year 2000 Annual Meeting of Stockholders must submit the proposal to the Company no later than December 10, 1999. Stockholders who intend to present a proposal at the year 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials must deliver or cause to be delivered notice to the Company, at its principal executive offices, no later than 75 days nor more than 90 days prior to the year 2000 Annual Meeting; provided, however, that in the event less than 90 days notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of Annual Meeting was mailed or such public disclosure made, whichever first occurs.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On March 26, 1998, the Company notified BDO Seidman, LLP that it intended to engage another accounting firm as the Company's independent accountants for the fiscal year ending December 31, 1998. The decision to change independent accountants was approved by the Company's Board of Directors on March 26, 1998.

     The report of BDO Seidman, LLP on the Company's consolidated financial statements for the years ended December 31, 1995, 1996 and 1997 contained no adverse opinion and was unmodified, except for the inclusion of a disclosure that the consolidated financial statements give retroactive effect to the merger of Data Dimensions, Inc. and Pyramid Information Services, Inc., which merger has been accounted for as a pooling of interests.

     There have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the matter in their report.

     On March 26, 1998, the Company appointed PricewaterhouseCoopers LLP as its independent accountants for the fiscal year ending December 31, 1998, pursuant to the approval of the Company's Board of Directors.

     Representatives of both BDO Seidman, LLP and PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Each representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and each representative will be available to respond to appropriate stockholder questions.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy card to vote the proxy in accordance with their best judgment if any other matters do properly come before the Annual Meeting.

     Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1998. WRITTEN REQUESTS SHOULD BE MAILED TO:

                               INVESTOR RELATIONS
                             DATA DIMENSIONS, INC.
                        411-108TH AVENUE NE, SUITE 2100
                           BELLEVUE, WASHINGTON 98004

                                          By the Order of the Board of
                                          Directors:

                                          /s/ GORDON A. GARDINER
                                          Gordon A. Gardiner
                                          Executive Vice President,
                                          Chief Financial Officer & Secretary

                                          Dated: April 9, 1999

                                    APPENDIX
                                       TO
                                PROXY STATEMENT

                             DATA DIMENSIONS, INC.

                             1997 STOCK OPTION PLAN

 1. STATEMENT OF PURPOSE.

     The principal purposes of this Stock Option Plan ("Plan") are to secure to Data Dimensions, Inc. (the "Company") the advantages of the incentive inherent in stock ownership on the part of employees, officers, directors, and consultants responsible for the continued success of the Company and to create in such individuals a proprietary interest in, and a greater concern for, the welfare of the Company through the grant of options to acquire shares of the common stock of the Company ("Common Stock"). Each incentive stock option ("ISO") granted hereunder is intended to constitute an "incentive stock option," as such term is defined in Section 422 of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), and this Plan and each such ISO is intended to comply with all of the requirements of said Section 422 and of all other provisions of the Code applicable to incentive stock options and to plans issuing the same. Each nonstatutory stock option ("Non-ISO") granted hereunder is intended to constitute a nonstatutory stock option that does not comply with the requirements of Section 422 of the Code. ISO's and Non-ISO's shall sometimes hereinafter be referred to collectively as "Options". This Plan is expected to benefit shareholders by enabling the Company to attract and retain personnel of the highest caliber by offering to them an opportunity to share in any increase in the value of the Common Stock to which such personnel have contributed.

 2. ADMINISTRATION.

     2.1 The Plan shall be administered by the Board of Directors of the Company ("Board") or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (hereinafter, "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of the Plan with respect to any persons subject or likely to become subject to
Section 16 under the Exchange Act the provisions regarding (a) "outside directors," as contemplated by Section 162(m) of the Code, and (b) "nonemployee directors," as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     2.2 Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to awards under the Plan, including the selection of individuals to be granted awards of options, the type of options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option, and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

 3. ELIGIBILITY.

     3.1 ISO's may be granted to any employee of the Company or of an Affiliate of the Company, as defined in Section 3.2 below. Non-ISO's may be granted to any employee, officer or director (whether or not also an employee), or consultant of the Company or of an Affiliate of the Company. Each employee, officer, director, or consultant selected by the Plan Administrator to receive an Option shall sometimes hereinafter be referred to as an "Optionee".

     3.2 As used in this Plan, an "Affiliate" of a corporation shall refer to a "parent corporation" of such corporation as described in Section 424(e) of the Code or a "subsidiary corporation" of such corporation as described in Section 424(f) of the Code.

     3.3 An Optionee who is not an employee of the Company or of an Affiliate of the Company shall not be eligible to receive an ISO hereunder and no ISO's shall be granted to any such non-employee Optionee.

     3.4 No Option shall be granted hereunder to any Optionee unless the Plan Administrator shall have determined, based on the advice of counsel, that the grant of such option (and the exercise thereof by the Optionee) will not violate the securities law of the state where the Optionee resides.

 4. SHARES SUBJECT TO THE PLAN.

     4.1 The Plan Administrator, from time to time, may provide for the option and sale in the aggregate of up to One Million (1,000,000) shares of Common Stock. The number of such shares shall be adjusted to take account of the events referred to in Section 10 hereof.

     4.2 Upon exercise of an Option, the number of shares of Common Stock thereafter available hereunder and under the Option shall decrease by the number of shares of Common Stock as to which such Option was exercised; provided that if such shares are pledged to secure a promissory note given in payment of the Option Price for such shares and, as a result of a default on such note, the pledged shares are returned to the Company, then such shares shall again be available for the purposes of this Plan.

     4.3 If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.

     4.4 The Company shall at all times during the term of this Plan reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

     4.5 Subject to any adjustment as provided in Section 10, if and so long as the Common Stock is registered under Section 12 of the Exchange Act, not more than One Hundred Thousand (100,000) shares of Common Stock may be made subject to grants under the Plan to any one individual in the aggregate in any one fiscal year of the Company, except the Company may make additional one-time grants of up to Fifty Thousand (50,000) shares to a newly hired individual, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

 5. OPTION TERMS.

     5.1 The Plan Administrator shall specify the following terms to be contained in each Option granted to an Optionee hereunder, which Option shall be executed by the Company and such Optionee:

          5.1.1  Whether such Option is an ISO or a Non-ISO;

          5.1.2 The number of shares of Common Stock subject to purchase pursuant to such Option;

          5.1.3 The date on which the grant of such Option shall be effective (the "Date of Grant");

          5.1.4 The period of time during which such Option shall be exercisable, which shall in no event be more than ten (10) years following its Date of Grant for ISO's; provided, however, that if an ISO is granted to an Optionee who on the Date of Grant owns, either directly or indirectly within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, the period of time during which such Option shall be exercisable shall in no event be more than five (5) years following its Date of Grant;

          5.1.5 The price at which such Option shall be exercisable by the Optionee (the "Option Price"); provided, however, that the Option Price shall in no event be less than the fair market value, as defined in

     Section 5.2 below, on the Date of Grant, of the shares of Common Stock subject thereto; and provided further that, if such Option is granted to an Optionee who on the Date of Grant owns, either directly or indirectly within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, then the Option Price specified in such Option shall be at least one hundred ten percent (110%) of the fair market value, on the Date of Grant, of the Common Stock subject thereto;

          5.1.6 Any vesting schedule upon which the exercise of an Option is contingent; provided that the Plan Administrator shall have complete discretion with respect to the terms of any vesting schedule upon which the exercise of an Option is contingent, including, without limitation, discretion (a) to allow full and immediate vesting upon grant of such Option, (b) to permit partial vesting in stated percentage amounts based on the length of the holding period of such Option, or (c) to permit full vesting after a stated holding period has passed; and

          5.1.7 Such other terms and conditions as the Plan Administrator deems advisable and as are consistent with the purpose of this Plan.

     5.2  Fair market value shall be determined as follows:

          5.2.1 If the Company's Common Stock is publicly traded at the time an Option is granted hereunder, fair market value shall be determined as of the last business day for which the prices or quotes discussed in this
     Section 5.2.1 are available prior to the date such Option is granted and shall mean:

             (a) The average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or

             (b) The last reported sale price (on that date) of the Common Stock on the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or

             (c) The closing bid price (or average of bid prices) last quoted on such date by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System.

          5.2.2 If the Common Stock is not publicly traded at the time an Option is granted hereunder, fair market value shall be deemed to be the fair value of the Common Stock as determined by the Plan Administrator after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     5.3 No Option shall be granted hereunder during the suspension of this Plan or after the termination of this Plan pursuant to Section 11.2. Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted hereunder be uniform.

     5.4 Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for options issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Option is substituted, or the old option is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding such Options shall be deemed to be Optionees.

 6. LIMITATION ON GRANTS OF ISO'S.

     In the event that the aggregate fair market value of Common Stock and other stock with respect to which ISO's granted to an Optionee hereunder or incentive stock options granted to such Optionee under any other plan of the Company or any of its Affiliates are exercisable for the first time during any calendar year, exceeds the maximum permitted under Section 422(d) of the Code, then to the extent of such excess, such ISO's shall be treated as Non-ISO's.

 7. EXERCISE OF OPTION.

     7.1 Subject to any limitations or conditions imposed upon an Option pursuant to Section 5 above, an Optionee may exercise an Option or any part thereof (unless partial exercise is specifically prohibited by the terms of the Option), by giving written notice thereof to the Company at its principal place of business accompanied by payment as described in Section 7.2.

     7.2 The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the Option Price for the whole number of shares as to which it is exercised. Such consideration must be paid in cash or by check, or, in the Plan Administrator's discretion, a combination of cash and/or check and/or one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Optionee for at least six (6) months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a fair market value on the day prior to the exercise date equal to the aggregate Option Price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm, that may from time to time be designated by the Company in its discretion, to deliver to the Company the aggregate amount of sale or loan proceeds to pay the Option Price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company, to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.2, by (y) a promissory note; or (z) such other consideration as the Plan Administrator may permit. Any promissory note delivered in connection with exercise of an Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions) for federal income tax purposes.

     7.3 As soon as practicable after exercise of an option in accordance with Sections 7.1 and 7.2 above, the Company shall issue a stock certificate evidencing the Common Stock with respect to which the Option has been exercised. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of such stock certificate, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Common Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 below.

     7.4 The amount to be paid by the Optionee upon exercise shall be the full Option Price together with the amount of any taxes required to be withheld with respect to the grant or exercise of the Option. Subject to the Plan and to applicable law, the Plan Administrator, in its sole discretion, may permit such withholding obligations to be paid, in whole or in part, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the fair market value of the withholding obligation.

 8. TRANSFERABILITY AND POST-TERMINATION EXERCISES.

     8.1 Except as provided otherwise in this Section 8, no Option shall be transferable or exercisable by any person other than the Optionee to whom such Option was originally granted.

     8.2 The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable and the terms and conditions of such exercise, if the Optionee ceases to be employed by or provide services to the Company or its Affiliates, which may be waived or modified by the Plan Administrator. If not so established and subject to Section 8.3, the Option will be exercisable in accordance with the following terms, which may be waived or modified by the Plan Administrator:

          8.2.1 In case of termination of Optionee's employment or services other than by reason of death, the Option shall be exercisable, to the extent of the number of shares purchasable at the date of termination, only:

             (a) Except as set forth in Section 8.3 with regard to ISO's, within one year if termination is coincident with normal retirement (as defined by the Plan Administrator), early retirement at the Company's request, or disability; or

             (b) Within three months after the date the Optionee ceases to be an employee or consultant of the Company or Affiliate, if termination is for reason other than as specified in (a), but, in either case, no later than the remaining term of the Option.

          8.2.2 Any Option exercisable at the time of the Optionee's death may be exercised to the extent of the number of shares purchasable at the date of death, by the personal representative of the Optionee's estate or the person(s) to whom the Optionee's rights under the Option have passed by will or applicable laws of descent and distribution at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option.

          8.2.3 Any portion of an Option not exercisable on the date of termination of the Optionee's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise.

          8.2.4 Subject to Section 8.3, the effect of a Company-approved leave of absence on terms and conditions of an Option shall be determined by the Plan Administrator in its sole discretion. A transfer of services or employment between or among the Company and subsidiaries shall not be considered a termination of employment or services.

     8.3 To the extent required by Section 422 of the Code, ISO's shall be subject to the following additional terms and conditions: To qualify for ISO tax treatment, an Option designated as an ISO must be exercised within three months after termination of employment for reasons other than death, except that in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract. For purposes of this
Section 8.3, "total disability" shall mean a mental or physical impairment expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and two independent physicians furnish their opinion of total disability to the Plan Administrator.

     8.4  In the event that a qualified domestic relations order, as defined by
Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, mandates the transfer of any Option that could have been exercised immediately prior to the issuance of such order, such Option shall pass to the person or persons entitled thereto pursuant to the order and shall be exercisable by such person or persons in accordance with the terms thereof. In addition, a Non-ISO may be exercised during the Optionee's lifetime, by the Optionee's guardian or legal representative.

     8.5 The Plan Administrator may, in its discretion, authorize all or a portion of the Non-ISO's granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such Options are granted must be approved by the Plan Administrator and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Options are prohibited except those in accordance with Section 8 of the Plan. The Plan Administrator may, in its discretion, in permitting transferability, impose additional conditions in the Option Agreement consistent with this section, including without limitation imposition of a post-exercise holding period on transferees. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, the events of termination of employment of Sections 8 and 9 hereof shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified. The Company disclaims any obligation to provide notice to a transferee of early termination of the Option due to termination of employment or otherwise. Notwithstanding a transfer pursuant to the foregoing, the original Optionee will remain subject to applicable withholding taxes upon exercise. No transfer will be effective until written notice of transfer is delivered to the Company. The Company reserves the right to approve transfers hereunder.

 9. TERMINATION OF OPTIONS.

     To the extent not earlier exercised, an Option shall terminate at the earliest of the following dates:

     9.1 The termination date specified for such Option in the respective Option Agreement;

     9.2  As specified in Section 8 above:

     9.3 The date of any sale, transfer, or hypothecation, or any attempted sale, transfer or hypothecation, of such Option in violation of Section 8 above; or

     9.4 The date specified in Section 10.2 below for such termination in the event of a Terminating Event.

10. ADJUSTMENTS TO OPTIONS.

     10.1 In the event of a material alteration in the capital structure of the Company on account of a recapitalization, stock split, reverse stock split, stock dividend, or otherwise, then the Plan Administrator shall make such adjustments to this Plan and to the Options then outstanding and thereafter granted hereunder as the Plan Administrator determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each holder of any such Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation (a) a change in the number or kind of shares of stock of the Company covered by such Options, and (b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto. For purposes of this Section 10.1, neither (i) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding preferred shares of the Company into Common Stock shall be deemed material alterations of the capital structure of the Company. In the event the Plan Administrator shall determine that the nature of a material alteration in the capital structure of the Company is such that it is not practical or feasible to make appropriate adjustments to this Plan or to the Options granted hereunder, such event shall be deemed a Terminating Event as defined in Section 10.2 below.

     10.2 Subject to Section 10.3, all Options granted hereunder shall terminate upon the occurrence of any of the following events ("Terminating Events"): (a) the dissolution or liquidation of the Company; or (b) a material change in the capital structure of the Company that is subject to this Section
10.2 by virtue of the last sentence of Section 10.1 above.

     10.3 The Plan Administrator shall give notice to Optionees not less than thirty (30) days prior to the consummation of (a) a Terminating Event as defined in Section 10.2 above; (b) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group will hold less than a majority of the outstanding capital stock of the surviving corporation; or (c) the sale or other disposition of all or substantially all of the assets of the Company. Upon the giving of such notice, all Options granted hereunder shall become immediately exercisable, without regard to any contingent vesting provision to which such Options may have otherwise been subject.

     10.4 All Options granted hereunder shall become immediately exercisable, without regard to any contingent vesting provision to which such Options may have otherwise been subject, upon the occurrence of an event whereby any person or entity, including any "person" as such term is used in Section 13(d)(3) of the Exchange Act, becomes the "beneficial owner", as defined in the Exchange Act, of Common Stock representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company.

     10.5 In the event of a reorganization as defined in this Section 10.5 in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganization, then the plan or agreement respecting the reorganization shall include appropriate terms providing for the assumption of each Option granted hereunder, or the substitution of an option therefor, such that no "modification" of any such Option occurs under Section 424 of the Code. For purposes of this Section 10.5, reorganization shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

     10.6 The Plan Administrator shall have the right to accelerate the date of exercise of any installment of any option; provided, however, that, without the consent of the Optionee with respect to any Option, the Plan Administrator shall not accelerate the date of any installment of any Option granted to an employee as an ISO (and not previously converted into a Non-ISO pursuant to Section 12 below) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6 above.

     10.7 Adjustments and determinations under this Section 10 shall be made by the Plan Administrator (upon the advice of counsel), whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

11. TERMINATION AND AMENDMENT OF PLAN.

     11.1 The Plan may be amended only by the Board as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

     11.2 The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no ISO may be granted more than ten (10) years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

     11.3 The amendment or termination of the Plan shall not, without the consent of the Optionee under the Plan, impair or diminish any rights or obligations under any Option theretofore granted under the Plan. Any change or adjustment to an outstanding ISO shall not, without the consent of the holder, be made in a manner so as to constitute a "modification" that would cause such ISO to fail to continue to qualify as an incentive stock option.

12. CONVERSION OF ISO'S INTO NON-ISO'S.

     At the written request of any ISO Optionee, the Plan Administrator may in its discretion take such actions as may be necessary to convert such Optionee's ISO's (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-ISO's at any time prior to the expiration of such ISO's, regardless of whether the Optionee is an employee of the Company or of an Affiliate of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISO's. At the time of such conversion, the Plan Administrator, with the consent of the Optionee, may impose such conditions on the exercise of the resulting Non-ISO's as the Plan Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any Optionee the right to have such Optionee's ISO's converted into Non-ISO's, and no such conversion shall occur until and unless the Plan Administrator takes appropriate action. The Plan Administrator, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

13. CONDITIONS UPON ISSUANCE OF SHARES.

     13.1 Shares shall not be issued pursuant to the exercise of any Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended ("Securities Act"), the Exchange Act, any applicable state securities law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed or otherwise traded, and such compliance has been confirmed by counsel for the Company. The Company shall be under no obligation to any participants to register for offering or resale or to qualify for an exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Company's stock issued under the Plan or to continue in effect any registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer as counsel for the Company deems necessary or desirable for compliance with federal and state securities laws.

     13.2 As a condition to the exercise of any Option, the Company may require the participant exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representations and warranties are required by any relevant provision of law.

     13.3 The Company's inability to obtain authority from any regulatory body having jurisdiction, which authority the Company's counsel has determined to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such shares.

14. USE OF PROCEEDS.

     Proceeds from the sale of Common Stock pursuant to the exercise of Options granted hereunder shall constitute general funds of the Company and shall be used for general corporate purposes.

15. NOTICES.

     All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted hereunder shall be in writing and shall be either served personally on the party to whom notice is to be given (in which case notice shall be deemed to have been duly given on the date of such service), or mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or its most recent known address, in which case such notice shall be deemed to have been duly given on the third
(3rd) postal delivery day following the date of such mailing.

16. MISCELLANEOUS PROVISIONS.

     16.1 Optionees shall be under no obligation to exercise Options granted hereunder.

     16.2 Nothing contained in this Plan shall obligate the Company to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this Plan interfere in any way with the right of the Company to reduce such Optionee's compensation.

     16.3 The provisions of this Plan and each Option issued to an Optionee hereunder shall be binding upon such Optionee, the Qualified Successor or Guardian of such Optionee, and the heirs, successors, and assigns of such Optionee.

     16.4 This Plan is intended to constitute an "unfunded" plan and nothing herein shall require the Company to segregate any monies or other property or shares of Common Stock or create any trusts or deposits, and no Optionee shall have rights greater than a general unsecured creditor of the Company.

     16.5 It is the Company's intention that, if and so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Rule 16b-3, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Optionees. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an ISO pursuant to the Plan shall, to be extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

     16.6 Where the context so requires, references herein to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both genders.

17. EFFECTIVE DATE OF PLAN AND AMENDMENTS.

     This Plan was initially adopted by the Board of Directors on March 25, 1997
and approved by the shareholders on                .

                             DATA DIMENSIONS, INC.

        Proxy for Annual Meeting of Shareholders to be Held May 18, 1999

        The undersigned hereby names, constitutes and appoints Peter A. Allen and Gordon A. Gardiner, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Data Dimensions, Inc. (the "Company") to be held at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004 on May 18, 1999 at 10:00 a.m. Pacific Daylight Savings Time, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 31, 1999, with all the powers that the undersigned would possess if (s)he were personally present.

1.     PROPOSAL 1 -- Election of Class III Director

[ ] FOR nominee named below      [ ] WITHHOLD AUTHORITY for nominee named below

                                     Mr. Thomas W. Fife

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
NOMINEE NAMED ABOVE.

2.     PROPOSAL 2 -- Amendment of the Data Dimensions, Inc.
                     1997 Stock Option Plan

       To approve an amendment to the Data Dimensions, Inc. 1997 Stock Option Plan to increase the aggregate number of shares of the Company's Common Stock that may be issued thereunder from one million (1,000,000) to two million, five hundred thousand (2,500,000) shares.

[ ] FOR                     [ ] AGAINST                 [ ] ABSTAIN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

3. Upon such other matters as may properly come before, or incident to the conduct of, the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in best interests of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

THE MANAGEMENT OF THE COMPANY SOLICITS THIS PROXY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEE NAMED IN PROPOSAL 1 AND FOR THE PROPOSED AMENDMENT TO THE 1997 STOCK OPTION PLAN.


                         Dated ____________________________________________


                         __________________________________________________
                         Shareholder (PRINT NAME)


                         __________________________________________________
                         Shareholder (SIGN NAME)

                         I DO [ ]  DO NOT [ ]  PLAN TO ATTEND THE MEETING.

                         The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 411 - 108th
                         Avenue NE, Suite 2100, Bellevue, Washington 98004, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.